As filed with the Securities and Exchange Commission on June 1, 2017

Registration No. 333-201521

Registration No. 333-56658

Registration No. 333-78487

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3 REGISTRATION STATEMENT NO. 333-201521

FORM S-3 REGISTRATION STATEMENT NO. 333-56658

FORM S-3 REGISTRATION STATEMENT NO. 333-78487

UNDER

THE SECURITIES ACT OF 1933

THE VALSPAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-2443580
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

c/o The Sherwin-Williams Company

101 West Prospect Avenue

Cleveland, Ohio 44115

(216) 566-2000

(Address, including ZIP Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Catherine M. Kilbane

Senior Vice President, General Counsel and Secretary

The Sherwin-Williams Company

101 West Prospect Avenue

Cleveland, Ohio 44115

(216) 566-2000

(Name, Address, including ZIP Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed by The Valspar Corporation, a Delaware corporation (“Valspar”), on Form S-3 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-201521, originally filed with the Securities and Exchange Commission (the “SEC”) on January 15, 2015;

•	Registration Statement No. 333-56658, originally filed with the SEC on March 7, 2001; and

•	Registration Statement No. 333-78487, originally filed with the SEC on May 14, 1999.

On June 1, 2017, pursuant to the Agreement and Plan of Merger, dated as of March 19, 2016 (the “Agreement”), by and among Valspar, The Sherwin-Williams Company, an Ohio corporation (“Sherwin-Williams”), and Viking Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Sherwin-Williams (“Merger Sub”), Merger Sub merged with and into Valspar, with Valspar continuing as the surviving corporation and a wholly owned subsidiary of Sherwin-Williams.

As a result of the consummation of the transactions contemplated by the Agreement, Valspar has terminated all offerings of its securities pursuant to the above-referenced Registration Statements. In accordance with an undertaking made by Valspar in Part II of each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, Valspar hereby removes and withdraws from registration all such securities of Valspar registered under the Registration Statements that remain unsold as of the date this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 1, 2017. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

THE VALSPAR CORPORATION

By:	/s/ Catherine M. Kilbane
	Name:	Catherine M. Kilbane
	Title:	Vice President and Secretary